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February 23, 1998

Warburg, Pincus Global Post-Venture Capital Fund, Inc.
466 Lexington Avenue
New York, New York  10017-3147

Re:  Post-Effective Amendment No. 2 to Registration Statement
     (Securities Act File No. 333-08459; Investment Company Act
     File No. 811-07715) (the "Registration Statement")
     ---------------------------------------------------------

Ladies and Gentlemen:

You have requested us, as counsel to Warburg, Pincus Global Post-Venture Capital Fund, Inc. (the "Fund"), a corporation organized under the laws of the State of Maryland, to furnish you with this opinion in connection with the Fund's filing of Post-Effective Amendment No. 2 to its Registration Statement on Form N-1A (the "Amendment").

We have examined copies of the Fund's Articles of Incorporation, as amended or supplemented (the "Articles"), the Fund's By-Laws, as amended (the "By-Laws"), and the Amendment. We have also examined such other records, documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

In our examination of material, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied upon statements and certificates of officers and representatives of the Fund and others.

Based upon the foregoing, we are of the opinion that the shares of common stock of the Fund, par value $.001 per share (the "Shares"), when duly sold, issued and paid for in accordance with the laws of applicable jurisdictions and the terms of the Articles, the By-Laws and the Prospectuses and Statement of Additional Information ("SAI") included as part of the Amendment, and assuming that at the time of sale such Shares will be sold at a sales price in each case in excess of the par value, will be valid, legally issued, fully paid and non-assessable.



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Warburg, Pincus Global Post-Venture Capital Fund, Inc.
February 23, 1998
Page 2

We hereby consent to the filing of this opinion as an exhibit to the Amendment, to the reference to our name under the heading "Independent Accountants and Counsel" in the SAI included as part of the Amendment, and to the filing of this opinion as an exhibit to any application made by or on behalf of the Fund or any distributor or dealer in connection with the registration or qualification of the Fund or the Shares under the securities laws of any state or other jurisdiction.

We are members of the Bar of the State of New York only and do not opine as to the laws of any jurisdiction other than the laws of the State of New York and the laws of the United States, and the opinions set forth above are, accordingly, limited to the laws of those jurisdictions.

Very truly yours,

/s/ Willkie Farr & Gallagher